Exhibit 99.1

Seneca Foods Reports Sales and Earnings for the Quarter Ended June 29, 2019

MARION, N.Y. August 7, 2019 -- Seneca Foods Corporation (NASDAQ: SENEA, SENEB) today announced financial results for the first quarter ended June 29, 2019.

Highlights (vs. year-ago, first quarter results):

■	Net sales increased 8.5% to $264.9 million.
■	Gross margin percentage from continuing operations increased from 6.9% to 7.2% as compared to the prior year three months due to higher selling prices in the first quarter of 2020.
■	The Company has applied discontinued operations treatment as related to its Modesto operations.
■	Net loss from discontinued operations was $6.6 million in the prior quarter.

“During the first quarter, we began to see improved results from our extensive restructuring undertaken last year.  We expect the improvements to continue as the year progresses.” stated Kraig Kayser, President and Chief Executive Officer.

About Seneca Foods Corporation

Seneca Foods is one of North America’s leading providers of packaged fruits and vegetables, with facilities located throughout the United States. Its high quality products are primarily sourced from over 2,000 American farms.  Seneca holds the largest share of the retail private label, food service, and export canned vegetable markets, distributing to over 90 countries.   Products are also sold under the highly regarded brands of Libby’s®, Aunt Nellie’s®, Green Valley®, CherryMan®, READ®, and Seneca labels, including Seneca snack chips.  In addition, Seneca provides vegetable products under a contract packing agreement with B&G Foods North America, under the Green Giant label.   Seneca’s common stock is traded on the Nasdaq Global Stock Market under the symbols “SENEA” and “SENEB”. SENEA is included in the S&P SmallCap 600, Russell 2000 and Russell 3000 indices.

Non-GAAP Financial Measures—Operating Income (Loss) From Continuing Operations Excluding LIFO and Plant Restructuring Impact, EBITDA and FIFO EBITDA

Operating income (loss) excluding LIFO and plant restructuring, EBITDA and FIFO EBITDA are non-GAAP financial measures. The Company believes these non-GAAP financial measures provide a basis for comparison to companies that do not use LIFO or have plant restructuring to enhance the understanding of the Company’s historical operating performance.  The Company does not intend for this information to be considered in isolation or as a substitute for other measures prepared in accordance with GAAP.

Set forth below is a reconciliation of reported Operating Income (Loss) excluding LIFO and plant restructuring.

	Quarter Ended
	In millions
	6/29/2019	6/30/2018
	FY 2020	FY 2019

Operating income from Continuing Operations, as reported:	$2.9	$-

LIFO charge (credit)	3.2	(0.7)

Plant restructuring charge	4.8	-

Operating income (loss), excluding LIFO and plant restructuring impact	$10.9	$(0.7)

Set forth below is a reconciliation of reported net (loss) earnings from continuing operations to EBITDA and FIFO EBITDA ((loss) earnings before interest, income taxes, depreciation, amortization, non-cash charges and credits related to the LIFO inventory valuation method). The Company does not intend for this information to be considered in isolation or as a substitute for other measures prepared in accordance with GAAP.

	Three Months Ended
EBITDA and FIFO EBITDA:	June 29, 2019	June 30, 2018
	(In thousands)

Net earnings (loss) from continuing operations	$1,103	$(2,160)
Income tax expense (benefit)	285	(668)
Interest expense, net of interest income	3,352	3,825
Depreciation and amortization	7,382	7,369
Interest amortization	(70)	(71)
EBITDA	12,052	8,295
LIFO charge	3,176	(710)
FIFO EBITDA	$15,228	$7,585

Forward-Looking Information

The information contained in this release contains, or may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements appear in a number of places in this release and include statements regarding the intent, belief or current expectations of the Company or its officers (including statements preceded by, followed by or that include the words “believes,” “expects,” “anticipates” or similar expressions) with respect to various matters.

Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.  Investors are cautioned not to place undue reliance on such statements, which speak only as of the date the statements were made.  Among the factors that could cause actual results to differ materially are:

●	general economic and business conditions;
●	cost and availability of commodities and other raw materials such as vegetables, steel and packaging materials;
●	transportation costs;
●	climate and weather affecting growing conditions and crop yields;
●	availability of financing;
●	leverage and the Company’s ability to service and reduce its debt;
●	foreign currency exchange and interest rate fluctuations;
●	effectiveness of the Company’s marketing and trade promotion programs;
●	changing consumer preferences;
●	competition;
●	product liability claims;
●	the loss of significant customers or a substantial reduction in orders from these customers;
●	changes in, or the failure or inability to comply with, United States, foreign and local governmental regulations, including environmental and health and safety regulations; and
●	other risks detailed from time to time in the reports filed by the Company with the SEC.

Except for ongoing obligations to disclose material information as required by the federal securities laws, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date of the filing of this report or to reflect the occurrence of unanticipated events.

Contact:

Timothy J. Benjamin, Chief Financial Officer

315-926-8100

Seneca Foods Corporation
Unaudited Selected Financial Data

For the Periods Ended June 29, 2019 and June 30, 2018
(In thousands of dollars, except share data)

	First Quarter
	Fiscal 2020	Fiscal 2019

Net sales	$264,925	$244,093

Plant restructuring expense (note 2)	$4,806	$38

Other operating income, net (note 3)	$4,827	$915

Operating income (loss) (note 1)	$2,937	$(23)
Other income	(1,803)	(1,020)
Interest expense, net	3,352	3,825
Earnings (loss) from continuing operations before income taxes	$1,388	$(2,828)

Income tax expense (benefit)	285	(668)

Earnings (loss) from continuing operations	1,103	(2,160)

Loss from discontinued operations (net of tax)	-	(6,595)

Net earnings (loss)	$1,103	$(8,755)

Basic earnings (loss) per share:
Continuing operations	$0.12	$(0.22)
Discontinued operations	$-	$(0.67)
Net basic earnings (loss) per common share	$0.12	$(0.90)

Diluted earnings (loss) per share:
Continuing operations	$0.12	$(0.22)
Discontinued operations	$-	$(0.67)
Net diluted earnings (loss) per common share	$0.12	$(0.90)

Note 1:

The effect of the LIFO inventory valuation method on first quarter pre-tax results decreased operating earnings by $3,176,000 for the three month period ended June 29, 2019 and increased operating earnings by $710,000 for the three month period ended June 30, 2018.

Note 2:

The three month period ended June 29, 2019 included a restructuring charge of $4,806,000 related to closing plants in the Midwest and Northwest of which $2,245,000 was for accelerated amortization of right-of-use operating lease assets due to the planned closure of Sunnyside this Fall, $1,975,000 was mostly related to equipment moves and $586,000 was related to severance.. The three month period ended June 30, 2018 included a restructuring charge of $38,000 primarily related to closing a plant in the Northwest.

Note 3:

Other operating income for the period ended June 29, 2019 is a gain on the partial sale of a plant in the Midwest of $4,075,000. Other operating income for the for the period ended June 30, 2018 of $915,000 includes a gain on the sale of unused fixed assets of $806,000.

Note 4:

The Company uses the "two-class" method for basic earnings (loss) per share by dividing the earnings (loss) attributable to common shareholders by the weighted average of common shares outstanding during the period.